PRESS RELEASE      Contact:     Carrizo Oil & Gas, Inc.
                                B. Allen Connell, Director of Investor Relations
                                Paul F. Boling, Chief Financial Officer
                                (281) 496-1352

CARRIZO OIL & GAS, INC. ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS AND RECORD REVENUES

HOUSTON, May 13, 2004-- Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today reported the Company's financial results for the first quarter of 2004, which included the following highlights:

o   Production of 1.86 Bcfe.

o   Record quarterly revenue of $10.9 million.

o   Net Income of $2.0 million.

o   EBITDA of $7.1 million.

Revenues for the three months ended March 31, 2004 were $10.9 million as compared to $10.7 million during the quarter ended March 31, 2003. The increase in revenues was driven by higher prevailing oil and natural gas prices partially offset by lower production. Production volumes during the three months ended March 31, 2004 were 1.86 Bcfe as compared to 1.94 Bcfe during the first quarter of 2003. Carrizo's average oil sales price increased 12 percent to $33.33 per barrel from $29.74 per barrel during the first quarter of 2003, while the average natural gas sales price was virtually unchanged at $5.95 compared to $5.91 per Mcf in the first quarter of 2003. The above prices include the cash effect of hedging activities.

After dividends, accretion of discount on preferred stock and the cumulative effect of change in accounting principle, the Company reported net income change in accounting principle available to common shares of $2.0 million, or $0.12 and $0.10 per basic and diluted share, respectively, for the three months ended March 31, 2004, as compared to $2.7 million, or $0.19 and $0.16 per basic and diluted share, respectively, for the same quarter during 2003.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the first quarter of 2004 was $7.1 million, or $0.43 and $0.37 per basic and diluted share, respectively, as compared to $7.5 million, or $0.53 and $0.43 per basic and diluted share, respectively, during the first quarter of 2003.

Oil and gas operating expenses, including production taxes, were unchanged at $1.7 million during the three months ended March 31, 2004 as compared to the first quarter of 2003 and the fourth quarter of 2003.

Depreciation, depletion and amortization expenses ("DD&A") were $3.2 million during the three months ended March 31, 2004 ($1.74 per Mcfe) as compared to $3.0 million ($1.57 per Mcfe) during the first quarter of 2003. The increase in DD&A expense was due to an increase in the DD&A rate primarily due to additions to the proved property cost base.

General and administrative expenses ("G&A") increased to $2.1 million during the three months ended March 31, 2004 from $1.4 million during the same quarter of 2003. The increase in G&A was due primarily to higher incentive compensation costs and higher professional fees in connection with the 2003 year-end audit.

"We are very pleased with our first quarter financial results and drilling success", commented S.P. Johnson IV, Carrizo's President and Chief Executive Officer. "This high level of EBITDA, combined with the proceeds from our recent equity offering allows us to increase our working interest in a very successful drilling program at high commodity prices and relatively low service costs. We remain on track with reaching our drilling targets this year, with seven wells currently drilling in our core Gulf Coast region."

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including potential effects or timing, cash flow, reserve growth and shareholder value, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company's Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.

                        (Financial Highlights to Follow)

                             CARRIZO OIL & GAS, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                         THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                ---------------------------------
                                                                                      2004             2003
                                                                                ---------------   ---------------
Oil and natural gas revenues                                                     $  10,873,404     $  10,663,453
                                                                                ---------------   ---------------

Costs and expenses:
   Oil and natural gas operating expenses                                            1,676,209         1,719,811
   Depreciation, depletion and amortization                                          3,246,596         3,035,886
   General and administrative expenses                                               2,132,508         1,382,671
   Accretion expense related to asset retirement obligations                             6,442             8,001
   Stock option compensation expense (benefit)                                           9,682            (9,480)
                                                                                ---------------   ---------------

Total costs and expenses                                                             7,071,437         6,136,889
                                                                                ---------------   ---------------


Operating income                                                                     3,801,967         4,526,564
                                                                                ---------------   ---------------

Equity in loss of Pinnacle Gas Resources, Inc.                                        (243,785)                -
Other income and expenses, net                                                           9,005            99,914
Interest income                                                                         12,780            17,743
Interest expense, net of amounts capitalized                                           (43,397)           (4,963)
                                                                                ---------------   ---------------

Income before income taxes                                                           3,536,570         4,639,258
                                                                                ---------------   ---------------

Income tax expense                                                                   1,353,148         1,668,740
                                                                                ---------------   ---------------

Net income before cumulative effect of change in accounting principle                2,183,422         2,970,518
                                                                                ---------------   ---------------

Dividends and accretion of discount on preferred stock                                 197,995           181,045
                                                                                ---------------   ---------------

Net income available to common shares before cumulative effect of
  change in accounting principle                                                     1,985,427         2,789,473
                                                                                ---------------   ---------------

Cumulative effect of change in accounting principle                                          -           128,374
                                                                                ---------------   ---------------

Net income available to common shares                                            $   1,985,427     $   2,661,099
                                                                                ===============   ===============

EBITDA (see table below)                                                         $   7,064,010     $   7,541,991
                                                                                ===============   ===============

Basic net income per common share:
  Net income before cumulative effect of change in accounting principle          $        0.12     $        0.20
  Cumulative effect of change in accounting principle                                     0.00             (0.01)
                                                                                ---------------   ---------------

  Basic net income per common share                                              $        0.12     $        0.19
                                                                                ===============   ===============

Diluted net income per common share:
  Net income before cumulative effect of change in accounting principle          $        0.10     $        0.17
  Cumulative effect of change in accounting principle                                     0.00             (0.01)
                                                                                ---------------   ---------------

Diluted net income per common share                                              $        0.10     $        0.16
                                                                                ===============   ===============

Basic weighted average common shares outstanding                                    16,613,430        14,198,134
                                                                                ---------------   ---------------

Diluted weighted average common shares outstanding                                  19,284,153        17,456,766
                                                                                ---------------   ---------------

                                     (more)

                 CARRIZO OIL & GAS, INC.
                 CONDENSED BALANCE SHEET




                                                                                    03/31/04         12/31/03
                                                                                ---------------   ---------------
                                                                                           (unaudited)
ASSETS:
  Cash and cash equivalents                                                      $   4,892,495     $   3,322,057
  Other current assets                                                              10,729,039        11,003,512
  Net property and equipment                                                       153,723,334       135,273,200
  Other assets                                                                         527,930           567,755
  Investment in Pinnacle Gas Resources, Inc.                                         6,384,592         6,636,589
                                                                                ---------------   ---------------

TOTAL ASSETS                                                                     $ 176,257,390     $ 156,803,113
                                                                                ===============   ===============

LIABILITIES AND EQUITY:
  Accounts payable and accrued liabilities                                       $  24,349,870     $  24,001,971
  Current maturities of long-term debt                                               1,358,519         2,139,549
  Long-term notes payable                                                               97,310         7,121,646
  Long-term subordinated notes payable                                              27,381,964        26,991,413
  Deferred income taxes                                                             13,787,701        12,479,553
  Other liabilities                                                                    905,506           883,117
  Convertible participating preferred stock                                          7,312,098         7,114,103
  Equity                                                                           101,064,422        76,071,761
                                                                                ---------------   ---------------

TOTAL LIABILITIES AND EQUITY                                                     $ 176,257,390     $ 156,803,113
                                                                                ===============   ===============

(1) Income tax expense for the three months ended March 31, 2004 includes a $1,308,148 provision for deferred income taxes and a $45,000 provision for currently payable franchise taxes. Income tax expense for the three months ended March 31, 2003 includes a $1,623,740 provision for deferred income taxes and a $45,000 provision for currently payable franchise taxes.

(2) Long-term notes payable at December 31, 2003 includes a note in the principal amount $863,246 payable by CCBM, Inc. (a wholly-owned subsidiary of the Company) to Rocky Mountain Gas, Inc. recourse solely to CCBM, Inc.'s interests in certain undeveloped oil and natural gas leases in Wyoming and Montana. At March 31, 2004 and December 31, 2003 current maturities of long-term debt include $704,832 and $863,246, respectively, related to the CCBM, Inc. note.

(3) Subordinated notes payable are presented net of discounts of $320,463 and $342,012 as of March 31, 2004 and December 31, 2003, respectively.

(4) Stock option compensation expense (benefit) is a non-cash charge (benefit) resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.

(5) In February 2002, the Company consummated the sale of $6 million of convertible participating preferred stock and warrants to purchase the Company's common stock. Convertible preferred stock is presented net of discounts.

(6) The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" on January 1, 2003, resulting in a charge of $128,374 for the quarter ended March 31, 2003 to record the cumulative effect of the change in accounting principle. (more)

                             CARRIZO OIL & GAS, INC.
                              NON-GAAP DISCLOSURES
                                   (unaudited)


                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                ---------------------------------
Reconciliation of Net Income to EBITDA                                               2004              2003
---------------------------------------------------------------------           ---------------   ---------------
Net income before cumulative effect of change in accounting principle            $   2,183,422     $   2,970,518
                                                                                ---------------   ---------------

Cumulative effect of change in accounting principle                                          -           128,374
                                                                                ---------------   ---------------

Net Income                                                                       $   2,183,422     $   2,842,144
                                                                                ---------------   ---------------

Adjustments:
  Depreciation, depletion and amortization                                           3,246,596         3,035,886
  Interest expense, net of amounts capitalized and interest income                      30,617           (12,780)
  Income taxes                                                                       1,353,148         1,668,740
  Equity in Pinnacle Gas Resources, Inc.                                               243,785                 -
  Accretion expense related to asset retirement obligations                              6,442             8,001
                                                                                ---------------   ---------------

EBITDA, as defined                                                               $   7,064,010     $   7,541,991
                                                                                ===============   ===============

EBITDA per basic common share                                                    $        0.43     $        0.53
                                                                                ===============   ===============

EBITDA per diluted common share                                                  $        0.37     $        0.43
                                                                                ===============   ===============

                           OTHER FINANCIAL DISCLOSURES
                                   (unaudited)

                              Operating Cash Flow
-----------------------------------------------------------------------------------------------------------------
Operating Cash Flow                                                              $   6,321,269     $   6,881,626
                                                                                ===============   ===============

Operating Cash Flow per basic common share                                       $        0.38     $        0.48
                                                                                ===============   ===============

Operating Cash Flow per diluted common share                                     $        0.33     $        0.39
                                                                                ===============   ===============


                          PRODUCTION VOLUMES AND PRICES
                                   (unaudited)

Production volumes-

    Oil and condensate (Bbls)                                                           87,123           139,070
    Natural gas (Mcf)                                                                1,338,776         1,103,602
    Natural gas equivalent (Mcfe)                                                    1,861,514         1,938,022

Average sales prices-

    Oil and condensate (per Bbl)                                                        $33.33     $       29.74
    Natural gas (per Mcf)                                                        $        5.95     $        5.91
    Natural gas equivalent (per Mcfe)                                            $        5.84     $        5.50


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